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                                                                  EXHIBIT 10.16

                              EMPLOYMENT AGREEMENT


       THIS EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into as of the 14th day of July, 1997 by and between Capstar Radio Broadcasting Partners, Inc., a Delaware corporation (together with its successors and assigns permitted hereunder, the "Company"), and David J. Benjamin, III (the "Executive").


       WHEREAS, pursuant to the Asset Purchase Agreement, dated as of December 26, 1996 and amended by an Amendment No. 1 and an Amendment No. 2 (as amended, the "Purchase Agreement"), between Pacific Star Communications, Inc. (formerly named Community Acquisition Company, Inc.), a Delaware corporation (the "Buyer") and Community Pacific Broadcasting Company L.P., a Delaware limited partnership (the "Seller"), concurrently with the execution hereof, the Buyer is acquiring substantially all of the assets and properties of Seller that are used in the operation of radio stations that are listed in Annex A to the Purchase Agreement (the "Acquisition"). Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned to them in the Purchase Agreement;

       WHEREAS, it is a condition to the Seller's obligation to consummate the Acquisition that the Company enter into this Agreement and it is a condition to the Buyer's obligation to consummate the Acquisition that the Executive enter into this Agreement; and

       WHEREAS, the Board of Directors of the Company (the "Board") has determined that it is in the best interests of the Company and its stockholders to employ the Executive on the terms and conditions set forth herein.

       NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

       1. EMPLOYMENT PERIOD. Subject to Section 3, the Company hereby agrees to employ the Executive, and the Executive hereby agrees to be employed by the Company, in accordance with the terms and provisions of this Agreement, for the period commencing on the closing date of the Acquisition (the "Closing Date") and ending on the fifth anniversary of such date (the "Employment Period"); provided, however, that commencing on such fifth anniversary and on each anniversary thereafter, the Employment Period shall automatically be extended for one additional year unless at least six months prior to such anniversary (but no more than 12 months prior to such anniversary), the Company or the Executive shall have given written notice that it or he, as applicable, does not wish to extend this Agreement (a "Non-Renewal Notice"). The term "Employment Period", as utilized in this Agreement, shall refer to the Employment Period as so automatically extended.

       2.     TERMS OF EMPLOYMENT.

              (a)    Position and Duties.

                     (i) During the term of the Executive's employment, the Executive shall serve as a Managing Director and member of the Executive Council of the Company and, in so doing, shall report to the President and/or Chief Executive Officer of the Company and the Board
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(or such other person as the Board may designate).  The Executive shall have supervision and control over, and responsibility for, such management and operational functions of the Company currently assigned to such position, and shall have such other powers and duties (including holding officer positions with one or more subsidiaries of the Company) as may from time to time be prescribed by the Board, so long as such powers and duties are reasonable and customary for a Managing Director and member of the Executive Council of an enterprise comparable to the Company.

                     (ii) During the term of the Executive's employment, and excluding any periods of vacation and sick leave to which the Executive is entitled, the Executive agrees to devote full business time to the business and affairs of the Company and, to the extent necessary to discharge the responsibilities assigned to the Executive hereunder, to use the Executive's reasonable best efforts to perform faithfully, effectively and efficiently such responsibilities. During the term of Executive's employment it shall not be a violation of this Agreement for the Executive to (1) serve on corporate, civic or charitable boards or committees, (2) deliver lectures or fulfill speaking engagements and (3) manage personal investments, so long as such activities do not significantly interfere with the performance of the Executive's responsibilities as an employee of the Company in accordance with this Agreement.

              (b)    Compensation.

                     (i) Base Salary. During the term of the Executive's employment, the Executive shall receive an annual base salary ("Annual Base Salary"), which shall be paid in accordance with the customary payroll practices of the Company, at least equal to $200,000. Commencing on January 1, 1998, and on each subsequent January 1 as long as the Executive remains an employee of the Company (each such January 1 being herein referred to as an "Adjustment Date"), the Annual Base Salary of the Executive shall be adjusted to reflect increases in the Consumer Price Index for Urban Wage Earners and Clerical Workers for the San Francisco, California metropolitan area (1967 =
100), published by the Bureau of Labor Statistics, United States Department of Labor (the "Index"). On each Adjustment Date, the Executive's Annual Base Salary shall be increased by a percentage of the Annual Base Salary for the prior calendar year equal to the percentage increase in the Index for the prior calendar year. The result of such calculation shall constitute the Executive's Annual Base Salary, as adjusted, commencing on the Adjustment Date then at hand and continuing until the next Adjustment Date. If (1) the Index ceases using the 1967 average of 100 as the basis of calculation, (2) a significant change is made in the number or nature (or both) of items used in determining the Index, or (3) the Index is discontinued for any reason, then the Company and the Executive shall, in good faith, agree upon a substitute Index or procedure which reasonably reflects and monitors the salaries of urban wage earners and clerical workers in the San Francisco, California metropolitan area. Any increase in Annual Base Salary shall not serve to limit or reduce any other obligation to the Executive under this Agreement. The term Annual Base Salary as utilized in this Agreement shall refer to Annual Base Salary as so increased.

                     (ii) Bonuses. In addition to Annual Base Salary, the Executive shall be awarded during the term of the Executive's employment an annual performance bonus in such amount, if any, (which amount shall in no event exceed the amount of the Annual Base Salary) as shall be determined appropriate by the Board pursuant to the applicable annual performance bonus
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plan as adopted by the Board based upon the recommendation of the Executive and the President and/or Chief Executive Officer of the Company.

                     (iii) Incentive, Savings and Retirement Plans. During the term of the Executive's employment, the Executive shall be entitled to participate in all incentive, savings and retirement plans, practices, policies and programs applicable generally to other executives of the Company ("Investment Plans").

                     (iv) Welfare Benefit Plans. During the term of the Executive's employment, the Executive and/or the Executive's family, as the case may be, shall be eligible for participation in and shall receive all benefits under welfare benefit plans, practices, policies and programs ("Welfare Plans") provided by the Company (including, without limitation, medical, prescription, dental, disability, salary continuance, employee life, group life, accidental death and travel accident insurance plans and programs) to the extent applicable generally to other executives of the Company.

                     (v) Stock Options. In addition to any benefits the Executive may receive pursuant to paragraph 2(b)(iii), Capstar Broadcasting Corporation ("Capstar") will grant Executive stock options (the "Executive Options") exercisable for shares of common stock ("Common Stock") of Capstar. The Executive Options shall be granted under Capstar's 1997 Stock Option Plan (the "Stock Option Plan"). The exercise price per share for the Executive Options shall equal the dollar amount of the Fair Market Value (as defined in the Stock Option Plan) of a share of Common Stock on the date of the grant of such options, subject to adjustment to reflect stock splits, reverse stock splits, stock dividends, combinations and reclassifications. Except as otherwise provided in Section 4 and to any further limitations set forth in the Stock Option Plan, Executive's right to exercise the Executive Options will vest with respect to 20% of the shares of Common Stock subject thereto on the first anniversary of the date of grant, and 1/60th of such shares shall vest on the last day of each calendar month thereafter, so that all of the shares of Common Stock issuable upon the exercise of the Executive Options shall be vested 60 months after the date of grant. Except as otherwise provided in
Section 4, the Executive Options shall be exercisable until 5:00 p.m., Dallas, Texas time, on the sixth anniversary of the Effective Date at which time they shall expire.

                     (vi) Perquisites. During the term of the Executive's employment, the Executive shall be entitled to receive (in addition to the benefits described above) such perquisites and fringe benefits appertaining to his position in accordance with any practice established by the Board.

                     (vii) Expenses. During the term of the Executive's employment, the Executive shall be entitled to receive prompt reimbursement for all reasonable employment expenses incurred by the Executive in accordance with the policies, practices and procedures of the Company.

                     (viii) Vacation and Holidays. During the term of the Executive's employment, the Executive shall be entitled to paid vacation and paid holidays in accordance with the plans, policies, programs and practices of the Company for its executive officers.





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       3.     TERMINATION OF EMPLOYMENT.

              (a) Death or Disability. The Executive's employment shall terminate automatically upon the Executive's death during the Employment Period. If the Disability of the Executive has occurred during the Employment Period (pursuant to the definition of Disability set forth below), the Company may give to the Executive written notice in accordance with Section 11(b) of its intention to terminate the Executive's employment. In such event, the Executive's employment with the Company shall terminate effective on the 30th day after receipt of such notice by the Executive (the "Disability Effective Date"), provided that, within the 30 days after such receipt, the Executive shall not have returned to full-time performance of the Executive's duties. For purposes of this Agreement, "Disability" shall mean the Executive's inability to perform his duties and obligations hereunder for a period of 180 consecutive days due to mental or physical incapacity as determined by a physician selected by the Company or its insurers and acceptable to the Executive or the Executive's legal representative (such agreement as to acceptability not to be withheld unreasonably).

              (b) Cause or Board Termination. The Company may terminate the Executive's employment during the Employment Period for Cause or without Cause. For purposes of this Agreement, "Cause" shall mean (i) a breach by the Executive of the Executive's obligations under Section 2(a) (other than as a result of physical or mental incapacity) which constitutes a continued material nonperformance by the Executive of his obligations and duties thereunder, as determined by the Board, and which is not remedied within 30 days after receipt of written notice from the Company specifying such breach, (ii) commission by the Executive of an act of fraud upon, or willful misconduct toward, the Company, as reasonably determined by a majority of the disinterested members of the Board (neither the Executive nor members of his family being deemed disinterested for this purpose) after a hearing by the Board following ten days' notice to the Executive of such hearing, (iii) a material breach by the Executive of Section 6 or Section 9, (iv) the conviction of the Executive of any felony (or a plea of nolo contendere thereto); or (v) the failure of the Executive to carry out, or comply with, in any material respect any directive of the Board consistent with the terms of this Agreement, which is not remedied within 30 days after receipt of written notice from the Company specifying such failure. For purposes of this Agreement, a "Board Determination" shall mean a determination by the Board (which is evidenced by one or more written resolutions to such effect) (i) to terminate the Executive's employment during the Employment Period based upon the Board's dissatisfaction with the manner in which the Executive has performed his obligations and duties under Section 2(a) and (ii) that Cause does not exist as a basis for such termination. For purposes of this Agreement, "without Cause" shall mean a termination by the Company of the Executive's employment during the Employment Period pursuant to a Board Determination or for any other reason other than a termination based upon Cause, death or Disability.

              (c) Good Reason. The Executive's employment may be terminated during the Employment Period by the Executive for Good Reason or without Good Reason; provided, however, that the Executive agrees not to terminate his employment for Good Reason unless (i) the Executive has given the Company at least 30 days' prior written notice of his intent to terminate his employment for Good Reason, which notice shall specify the facts and circumstances constituting Good Reason, and (ii) the Company has not remedied such facts and circumstances constituting





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Good Reason within such 30-day period.  For purposes of this Agreement, "Good
Reason" shall mean:

                     (i) the assignment to the Executive of any duties inconsistent in any respect with the Executive's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by Section 2(a) or any other action by the Company which results in a material diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive (without limiting the foregoing, the Company and the Executive agree that the delegation of the authority, duties or responsibilities of the Executive to another person or persons, including any committee, shall be deemed to be an action by the Company which results in a material diminution in the Executive's position, authority, duties, or responsibilities as contemplated by Section 2(a)), provided, however, that Good Reason may not be asserted by the Executive under this clause (i) of Section 3(c) after a Non-Renewal Notice has been given by either the Company or the Executive;

                     (ii) any termination or material reduction of a material benefit under any Investment Plan or Welfare Plan in which the Executive participates unless (1) there is substituted a comparable benefit that is economically substantially equivalent to the terminated or reduced benefit prior to such termination or reduction or (2) benefits under such Investment Plan or Welfare Plan are terminated or reduced with respect to all employees previously granted benefits thereunder;

                     (iii) any failure by the Company to comply with any of the provisions of Section 2(b), other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive;

                     (iv) any failure by the Company to comply with and satisfy Section 8(c), provided that such successor has received at least ten days prior written notice from the Company or the Executive of the requirements of Section 8(c);

                     (v) the relocation or transfer of the Executive's principal office to a location more than 50 miles from the Seller's current executive offices as such are maintained on the date hereof in the city of Monterey, California; or

                     (vi) without limiting the generality of the foregoing, any material breach by the Company or any of its subsidiaries or other affiliates (as defined below) of (1) this Agreement or (2) any other agreement between the Executive and the Company or any such subsidiary or other affiliate.

       As used in this Agreement, "affiliate" means, with respect to a person, any other person controlling, controlled by or under common control with the first person; the term "control," and correlative terms, means the power, whether by contract, equity ownership or otherwise, to direct the policies or management of a person; and "person" means an individual, partnership, corporation,





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limited liability company, trust or unincorporated organization, or a government or agency or political subdivision thereof.

              (d) Notice of Termination. Any termination by the Company for Cause or without Cause, or by the Executive for Good Reason or without Good Reason, shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 11(b). For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated and (iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the termination date (which date shall not be more than 15 days after the giving of such notice). The failure by the Executive or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason, Cause or a termination made pursuant to a Board Determination shall not waive any right of the Executive or the Company hereunder or preclude the Executive or the Company from asserting such fact or circumstance in enforcing the Executive's or the Company's rights hereunder.

              (e) Date of Termination. "Date of Termination" means (i) if the Executive's employment is terminated by the Company for Cause or pursuant to a Board Determination, or by the Executive for Good Reason or without Good Reason, the date of receipt of the Notice of Termination or any later date specified therein pursuant to Section 3(d), as the case may be, (ii) if the Executive's employment is terminated by the Company other than for Cause or pursuant to a Board Determination, the date on which the Company notifies the Executive of such termination and (iii) if the Executive's employment is terminated by reason of death or Disability, the date of death of the Executive or the Disability Effective Date, as the case may be.

       4.     OBLIGATIONS OF THE COMPANY UPON TERMINATION.

              (a) Good Reason; Other Than for Cause, Death or Disability. If, during the Employment Period, the Company shall terminate the Executive's employment other than for either Cause or Disability or the Executive shall terminate his employment for Good Reason, and the termination of the Executive's employment in any case is not due to his death or Disability:

                     (i) The Company shall pay to the Executive (1) in a lump sum in cash within ten days after the Date of Termination the aggregate of the following amounts: (a) the sum of the Executive's Annual Base Salary through the Date of Termination to the extent not theretofore paid and any compensation previously deferred by the Executive (together with any accrued interest or earnings thereon) and any accrued vacation pay ("Accrued Obligations"); and (b) any amount arising from Executive's participation in, or benefits under, any Investment Plans ("Accrued Investments"), which amounts shall be payable in accordance with the terms and conditions of such Investment Plans; (2) in regular installments in accordance with the customary payroll practices of the Company (x) if the remainder of the Employment Period is 24 months or less, the Executive's then current Annual Base Salary for the remainder of the Employment Period, (y) if the remainder of the Employment Period is more than 24 months but less than 36 months, the sum of two times





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the Executive's then current Annual Base Salary plus, in recognition of the
Executive's longer term of Non-Competition (as defined in Section 9), the Executive's then current Annual Base Salary for the remainder of the Employment Period after 24 months have expired from the Date of Termination, or (z) if the remainder of the Employment Period is more than 36 months, the sum of two times the Executive's then current Annual Base Salary plus, in recognition of the Executive's longer term of Non-Competition, the Executive's then current Annual Base Salary for a period of 12 months after 24 months have expired from the Date of Termination; and (3) his bonus, if any, which shall be determined and payable as provided in clause (ii) of Section 2(b) for the fiscal year in which the Date of Termination occurs as though the Executive had not been terminated (the "Guaranteed Bonus"). Notwithstanding the provisions of item
(2) of this clause (i) to this Section 4(a) to the contrary, if the West Coast Group failed to achieve at least 60% of the West Coast Group's annual budget for operating profit for the last calendar year ended prior to the termination of the Executive (whether by the Company other than for either Cause or Disability or by the Executive for Good Reason), then the Company shall only be obligated to pay to the Executive, in regular installments in accordance with the customary payroll practices of the Company, the Executive's then current Annual Base Salary for a period of 12 months, and shall not be obligated to pay the Executive any additional compensation in consideration of the term of Non-Competition.

                     (ii) Notwithstanding the terms or conditions of any stock option, stock appreciation right or similar agreements between the Company and the Executive, the Executive shall vest, as of the Date of Termination, in all rights under such agreements (i.e., stock options that would otherwise vest after the Date of Termination) and thereafter shall be permitted to exercise any and all such rights until the earlier to occur of (x) the expiration of such stock option, stock appreciation right or similar agreement pursuant to its terms or (y) 5:00 p.m., Dallas, Texas time, on the 90th day after the Date of Termination; provided, however, the provisions of this clause (ii) of this Section 4(a) shall not apply to a termination of the Executive's employment during the Employment Period that is made by the Company pursuant to a Board Determination.

                     (iii) Except as otherwise provided in Section 4(e), the Executive (and members of his family) shall be entitled to continue their participation in the Company's Welfare Plans for a period of 24 months from the Date of Termination.

              (b) Death. If the Executive's employment is terminated by reason of the Executive's death during the Employment Period, the Company shall pay to his legal representatives (i) in a lump sum in cash within ten days after the Date of Termination the Accrued Obligations; and (ii) the Accrued Investments which shall be payable in accordance with the terms and conditions of the Investment Plans. In addition, except as otherwise provided in Section 4(e), the members of the Executive's family shall be entitled to continue their participation in the Company's Welfare Plans for a period of 12 months after the Date of Termination. Further, the Company also shall pay to the Executive's legal representatives the Executive's Guaranteed Bonus, if any, which shall be determined and payable as provided in clause (ii) of Section 2(b). Further, notwithstanding the terms or conditions of any stock option, stock appreciation right or similar agreements between the Company and the Executive, the Executive shall vest, as of the Date of Termination, in all rights under such agreements (i.e., stock options that would otherwise vest after the Date of Termination) and thereafter his legal representatives shall be permitted to exercise any and all such rights until the





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earlier to occur of  (x) the expiration of such stock option, stock appreciation right or similar agreement pursuant to its terms or (y) the first anniversary of the Date of Termination. The Company shall have no further payment obligations to the Executive or his legal representatives under this Agreement.

              (c) Disability. If the Executive's employment is terminated by reason of the Executive's Disability during the Employment Period, the Company shall have no further payment obligations to the Executive or his legal representatives under this Agreement, other than for payment of Accrued Obligations, Accrued Investments (which shall be payable in accordance with the terms and conditions of the Investment Plans) and Guaranteed Bonus, if any, which shall be determined and payable as provided in clause (ii) of Section 2(b). In addition, except as otherwise provided in Section 4(e), the Executive (and members of his family) shall be entitled to continue their participation in the Company's Welfare Plans for a period of 12 months after the Date of Termination. Further, notwithstanding the terms or conditions of any stock option, stock appreciation right or similar agreements between the Company and the Executive, the Executive shall vest, as of the Date of Termination, in all rights under such agreements (i.e., stock options that would otherwise vest after the Date of Termination) and thereafter shall be permitted to exercise any and all such rights until the earlier to occur of (x) the expiration of such stock option, stock appreciation right or similar agreement pursuant to its terms or (y) the first anniversary of the Date of Termination.

              (d) Cause; Other than for Good Reason. If the Executive's employment shall be terminated by the Company for Cause or by the Executive without Good Reason during the Employment Period, the Company shall have no further payment obligations to the Executive other than for payment of Accrued Obligations, Accrued Investments (which shall be payable in accordance with the terms and conditions of the Investment Plans), and the continuance of benefits under the Welfare Plans to the Date of Termination.

              (e) If pursuant to the terms and provisions of the Company's Welfare Plans the Executive (or members of his family) are not eligible to participate in the Company's Welfare Plans because the Executive is no longer an employee of the Company, then the Company may fulfill its obligations under clause (iii) of Section 4(a), Section 4(b), or Section 4(c), as applicable, by either providing to the Executive (or his legal representatives), or reimbursing the Executive (or his legal representatives) for the costs of, benefits substantially similar to the benefits provided by the Company to its senior management under its Welfare Plans as such may from time to time exist after the Date of Termination.

       5. FULL SETTLEMENT, MITIGATION. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement and such amounts shall not be reduced whether or not the Executive obtains other employment. Neither the Executive nor the Company shall be liable to the other party for any damages in addition to the amounts payable under Section 4 arising out of the termination of the Executive's employment prior to the end of the Employment Period; provided, however, that the Company shall be entitled to seek damages for any breach of Sections 6, 7 or 9 or criminal misconduct.





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       6.     CONFIDENTIAL INFORMATION.

              (a) The Executive acknowledges that the Company and its affiliates have trade, business and financial secrets and other confidential and proprietary information (collectively, the "Confidential Information"). As defined herein, Confidential Information shall not include (i) information that is generally known to other persons or entities who can obtain economic value from its disclosure or use and (ii) information required to be disclosed by the Executive pursuant to a subpoena or court order, or pursuant to a requirement of a governmental agency or law of the United States of America or a state thereof or any governmental or political subdivision thereof; provided, however, that the Executive shall take all reasonable steps to prohibit disclosure pursuant to subsection (ii) above.

              (b) The Executive agrees (i) to hold such Confidential Information in confidence and (ii) not to release such information to any person (other than Company employees and other persons to whom the Company has authorized the Executive to disclose such information and then only to the extent that such Company employees and other persons authorized by the Company have a need for such knowledge).

              (c) The Executive further agrees not to use any Confidential Information for the benefit of any person or entity other than the Company.

       7. SURRENDER OF MATERIALS UPON TERMINATION. Upon any termination of the Executive's employment, the Executive shall immediately return to the Company all copies, in whatever form, of any and all Confidential Information and other properties of the Company and its affiliates which are in the Executive's possession, custody or control.

       8.     SUCCESSORS.

              (a) This Agreement is personal to the Executive and without the prior written consent of the Company shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

              (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

              (c) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.





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       9.     NON-COMPETITION.

              (a) The term of Non-Competition (herein so called) shall be for a term beginning on the date hereof and continuing until the first anniversary of (i) the Date of Termination if the Executive's employment is terminated by the Company for Cause or due to Disability or by the Executive without Good Reason or (ii) the date of the last scheduled installment payment to be made by the Company to the Executive pursuant to clause (B) of paragraph 4(a)(i) if the Executive's employment is terminated by the Company without Cause (and not due to Disability) or by the Executive for Good Reason.

              (b) During the term of Non-Competition, the Executive will not (other than for the benefit of the Company pursuant to this Agreement) directly or indirectly, individually or as an officer, director, employee, shareholder, consultant, contractor, partner, joint venturer, agent, equity owner or in any capacity whatsoever, (i) engage in any radio broadcasting business that transmits a primary or city-grade signal within a Metro Survey Area (as currently defined by The Arbitron Company in its Radio Markets Reports) in which a station directly operated by the Company transmits a primary or city-grade signal (1), with respect to the term of Non-Competition that is during the Executive's employment, during such term of employment, and (2), with respect to the term of Non-Competition that is after the term of the Executive's employment, on the Date of Termination (all such areas being collectively called the "Geographic Area") (a "Competing Business"), (ii) hire, attempt to hire, or contact or solicit with respect to hiring any employee of the Company, or (iii) divert or take away any customers or suppliers of the Company in the Geographic Area. Notwithstanding the foregoing, the Company agrees that the Executive may own less than five percent of the outstanding voting securities of any publicly traded company that is a Competing Business so long as the Executive does not otherwise participate in such competing business in any way prohibited by the preceding clause. As used in this
Section 9(b) (and in Section 6), "Company" shall include the Company, the Buyer, Capstar and any direct or indirect subsidiaries of Capstar.

              (c) During the term of Non-Competition, the Executive will not use the Executive's access to, knowledge of, or application of Confidential Information to perform any duty for any Competing Business; it being understood and agreed to that this Section 9(c) shall be in addition to and not be construed as a limitation upon the covenants in Section 9(b) hereof.

              (d) The Executive acknowledges that the geographic boundaries, scope of prohibited activities, and time duration of the preceding paragraphs are reasonable in nature and are no broader than are necessary to maintain the confidentiality and the goodwill of the Company's proprietary information, plans and services and to protect the other legitimate business interests of the Company.

       10. EFFECT OF AGREEMENT ON OTHER BENEFITS. The existence of this Agreement shall not prohibit or restrict the Executive's entitlement to full participation in the executive compensation, employee benefit and other plans or programs in which executives of the Company are eligible to participate.

       11.    MISCELLANEOUS.

              (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. Whenever the terms "hereof", "hereby", "herein", or words of similar import are used in this Agreement they shall be construed as referring to this Agreement in its entirety rather than to a particular section or provision, unless the context specifically indicates to the contrary. Any reference to a particular "Section" or "paragraph" shall be construed as referring to the indicated section or paragraph of this Agreement unless the context indicates to the contrary. The use of the term "including" herein shall be construed as meaning "including without limitation." This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

              (b) All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

       If to the Executive:        David J. Benjamin, III
                                   Community Pacific Broadcasting Company L.P.
                                   P.O. Box 871
                                   Monterey, California  93942

       If to the Company:          Capstar Radio Broadcasting Partners, Inc.
                                   600 Congress Avenue
                                   Suite 1400
                                   Austin, Texas  78701
                                   Attention:  William S. Banowsky, Jr.
                                   Facsimile:  (512) 404-6850

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

              (c) If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term of this Agreement, such provision shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a portion of this Agreement; and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of such illegal, invalid or unenforceable provision there shall be added automatically as part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

              (d) The Company agrees to attempt to obtain and maintain a director's and officer's liability insurance policy during the term of the Executive's employment covering the

Executive on commercially reasonable terms, and the amount of coverage shall be reasonable in relation to the Executive's position and responsibilities hereunder; provided, however, that such coverage may be reduced or eliminated to the extent that the Company reduces or eliminates coverage for its directors and executives generally.

              (e) The Company may withhold from any amounts payable under this Agreement such Federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.

              (f) The Executive's or the Company's failure to insist upon strict compliance with any provision of this Agreement or the failure to assert any right the Executive or the Company may have hereunder, including, without limitation, the right of the Executive to terminate employment for Good Reason, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

              (g) The Executive acknowledges that money damages would be both incalculable and an insufficient remedy for a breach of Section 6 or 9 by the Executive and that any such breach would cause the Company irreparable harm. Accordingly, the Company, in addition to any other remedies at law or in equity it may have, shall be entitled, without the requirement of posting of bond or other security, to equitable relief, including injunctive relief and specific performance, in connection with a breach of Section 6 or 9 by the Executive.

              (h) The provisions of this Agreement constitute the complete understanding and agreement between the parties with respect to the subject matter hereof.

              (i) This Agreement may be executed in two or more counterparts.

              (j) In the event any dispute or controversy arises under this Agreement and is not resolved by mutual written agreement between the Executive and the Company within 30 days after notice of the dispute is first given, then, upon the written request of the Executive or the Company, such dispute or controversy shall be submitted to arbitration to be conducted in accordance with the rules of the American Arbitration Association. Judgment may be entered thereon and the results of the arbitration will be binding and conclusive on the parties hereto. Any arbitrator's award or finding or any judgment or verdict thereon will be final and unappealable. All parties agree that venue for arbitration will be in Dallas, Texas, and that any arbitration commenced in any other venue will be transferred to Dallas, Texas, upon the written request of any party to this Agreement. All arbitrations will have three individuals acting as arbitrators: one arbitrator will be selected by the Executive, one arbitrator will be selected by the Company, and the two arbitrators so selected will select a third arbitrator. Any arbitrator selected by a party will not be affiliated, associated or related to the party selecting that arbitrator in any matter whatsoever. The decision of the majority of the arbitrators will be binding on all parties. The Company shall be responsible for paying its own and the Executive's attorneys fees, costs and other expenses pertaining to any such arbitration and enforcement regardless of whether an arbitrator's award or finding or any judgment or verdict thereon is entered against the Executive. The Company shall promptly (and in no event after ten days following its receipt from the Executive of each written request therefor) reimburse the Executive for his reasonable attorneys fees, costs and other expenses pertaining to any such arbitration and the enforcement thereof.

              (k) Sections 6 and 9 of this Agreement shall survive the termination of this Agreement.

       IN WITNESS WHEREOF, the Executive has hereunto set the Executive's hand and, pursuant to the authorization from the Board, the Company has caused this Agreement to be executed in its name on its behalf, all as of the day and year first above written.


                                           EXECUTIVE




                                           -------------------------------------
                                           David J. Benjamin, III


                                           CAPSTAR RADIO BROADCASTING PARTNERS,
                                           INC.



                                           -------------------------------------
                                           By:
                                              ----------------------------------
                                           Title:
                                                 -------------------------------


                                           Capstar Broadcasting Corporation
                                           hereby joins in the execution and
                                           delivery of this Agreement solely for
                                           the purposes of clause (v) of
                                           Section 2(b) and clause (ii) of
                                           Section 4(a).

                                           CAPSTAR BROADCASTING CORPORATION




                                           -------------------------------------
                                           By:
                                              ----------------------------------
                                           Title:
                                                 -------------------------------